UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 9, 2015 (June 8, 2015)

HCC INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

13403 Northwest Freeway

Houston, Texas 77040

(Address of principal executive offices, including zip code)

(713) 690-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

The information included in Item 5.02 of this Current Report is incorporated by reference into this Item 1.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, HCC Insurance Holdings, Inc. (the “Company”) and Brad T. Irick, Executive Vice President and Chief Financial Officer of the Company, entered into an amendment (the “Amendment”) to Mr. Irick’s employment agreement dated effective as of May 10, 2010, as amended effective as of January 1, 2012.  The Amendment (i) extended the term of Mr. Irick’s employment with the Company to December 31, 2019 and (ii) increased Mr. Irick’s base salary to $650,000 for calendar year 2016, $675,000 for calendar year 2017, $700,000 for calendar year 2018 and $725,000 for calendar year 2019.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

No.	Exhibit

10.1	Amendment to Employment Agreement, dated June 8, 2015, between HCC Insurance Holdings, Inc. and Brad T. Irick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

	By:	/s/ Alexander M. Ludlow
Alexander M. Ludlow
Associate General Counsel and Assistant Secretary

DATED: June 9, 2015

EXHIBIT INDEX

No.	Exhibit

10.1	Amendment to Employment Agreement, dated June 8, 2015, between HCC Insurance Holdings, Inc. and Brad T. Irick